Exhibit 10.2 - Employment Agreement - Jacquelin Dery


EMPLOYMENT AGREEMENT entered into on February 12, 2002, in the City of Montreal, province of Quebec.

BETWEEN:   JACQUELIN DERY, domiciled and residing at 663 McEachran Avenue,
Outremont, Quebec, H2V3C6;

        (hereinafter referred to as the "Employee")

AND:    EXPERTS CONSEILS DERMOND INC., a corporation duly incorporated under the
Canada Business Corporations Act, having its registered office at 663 McEachran Avenue, Outremont, Quebec, H2V 3C6, represented herein by Gary L. Westerholm, director, duly authorized as he so declares;

        (hereinafter referred to as "Dermond")

WHEREAS as of the date hereof, the Employee sold all of his shares in the share capital of Dermond to McKenzie Bay International Ltd. ("MKBY");

WHEREAS Dermond wishes to retain the Employee;

WHEREAS the Employee and Dermond are desirous of entering into an agreement for the Employee's employment, all subject to the terms and conditions set forth in this Agreement;

NOW IT IS HEREBY AGREED:

1.      INTERPRETATION

1.1     Definitions

In this Agreement, the following words and expressions have the respective meanings ascribed to them below:

        (a) "Affiliate" with respect to a Person means a Person that controls, is controlled by or under common control with such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meaning collative to the foregoing;

        (b)     "Agreement" means this employment agreement;

        (c)     "Board of Directors" means the board of directors of Dermond;

        (d) "Business" means the fabrication, sale or lease of the Dermond Wind Generator and related technology;

        (e) "Cause" shall include, but not be limited to the following, as a basis for termination of employment, (i) wilful misconduct involving bad faith by the Employee in respect of his obligations under this Agreement, which misconduct causes or is intended by the Employee to cause significant injury to Dermond,
                (ii) gross malfeasance, (iii) conduct by Employee which constitutes a breach of the Employee's fiduciary duty or (iv) repeated refusal by the Employee to perform reasonable and lawful job assignments which are not materially inconsistent with his duties and responsibilities under this Agreement and such failure continues for a period of ten (10) days after Dermond has given the Employee written notice of such failure and requested the Employee to remedy such failure.

        (f)     "Commencement Date" means February12, 2002;

        (g) "Disability" shall mean, with respect to the Employee, being physically or mentally disabled, whether totally or partially, so that he is substantially unable to perform his duties under this Agreement for a longer period than twelve (12) consecutive months, or if he shall be disabled at different times for more than twelve (12) months (whether working days or not) in any one period of eighteen (18) consecutive months;

        (h) "Discoveries and Works" includes by way of example but without limitation, intellectual property, trade secrets and other confidential information, patents and patent applications, trademarks and trademark registrations and applications, service marks and service mark registrations and applications, trade names, copyrights and copyright registrations and applications;

        (i) "Employment Year" means the period beginning on February12, 2002 and ending on February11, 2003, and each consecutive twelve-month period;

        (j) "Parties" means Dermond and the Employee and "Party" means one or the other as the case may be;

        (k) "Person" means any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association or other entity;

        (l) "Restriction Period" means the period of time covering the Term plus a period equivalent to eighteen (18) months following Employee's Termination Date;

        (m) "Subsidiary" means a corporation controlled by Dermond, or by another subsidiary of Dermond;

        (n) "Term", "Initial Term", and "Additional Term" shall have the meaning set forth in Section 4;

        (o) "Termination Date" means the effective date of the Employee's termination of employment with Dermond, regardless of the reason;

        (p)     "Territory" means the world.

2.      EMPLOYMENT

Dermond hereby employs the Employee as President of Dermond as well as to:

        (a) provide technical expertise in furthering the development of the Dermond Wind Generator;

        (b) provide technical expertise in developing off-grid power system technology; and

        (c) provide technical expertise to potential and actual customers, vendors and partners of Dermond and its Affiliates and Subsidiaries, as well as other duties Dermond may from time to time request, without additional compensation. The Employee hereby accepts employment from Dermond to perform the duties described above upon the terms and conditions set forth in this Agreement.

3.      DUTIES AND RESPONSIBILITIES

3.1 During the Term of this Agreement, the Employee shall devote his full time and efforts to the performance of his duties and responsibilities under this Agreement and to the business and affairs of Dermond, its Subsidiaries and Affiliates, in general, and the Employee shall use his best efforts to promote the interests thereof and shall faithfully and to the best of his ability serve as the President of Dermond.

3.2 It is expressly understood and agreed that the Employee shall not engage in any other business or business opportunity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, provided however that:

        (a) the Employee may engage in personal, charitable, professional and investment activities to the extent such activities do not conflict or interfere with the Employee's duties and obligations under this Agreement or Employee's ability to perform his duties and responsibilities under this Agreement; and

        (b) the Employee shall not be prevented from investing his assets in such form or manner as will not require any substantial amount of time or services on the part of the Employee in the operation of the affairs of the enterprises in which such investments are made.

3.3 The Employee shall be subject to the direction of, and report only to, the Board of Directors.

3.4 The Employee shall also perform duties commensurate with his position and such specific duties and services as the Board of Directors shall reasonably request consistent with the Employee's position.

3.5 It is contemplated that the Employee will be obliged from time to time and for reasonable period of time to travel in the performance of his duties and obligations under this Agreement. However, the principal place of employment of the Employee which the Employee shall report for work will be at the Montreal, QuEbec office of Dermond.

4.      TERM

        Unless sooner terminated as provided for in this Agreement, the terms of the Employee's employment shall commence on February12, 2002 and shall continue for five (5) year(s) (the "Initial Term"), provided, however, that the Initial Term of the Employee's employment under this Agreement shall automatically be extended for additional periods of twelve (12) months each (an "Additional Term") unless and until either Dermond or the Employee shall have given the other notice, not less than three (3) months prior to the expiration of the Initial Term or any subsequent Additional Term, of the termination by the notifying party of the Employee's employment effective as of the next succeeding anniversary date of the expiration of the Initial Term or Additional Term (the Initial Term and any Additional Term(s) are collectively referred to as the "Term" in this Agreement).

5.      COMPENSATION

        During the Term of this Agreement, Dermond shall pay to the Employee an annual base salary of sixty-five thousand Canadian dollars ($65,000
        CDN). Such salary shall be paid to the Employee in monthly instalments of $5,416.67 CDN (less applicable taxes and other deductions at source), on the first business day of each month. However, upon the completion of the first sale of a Dermond Wind Generator by MKBY, Dermond or any of its Subsidiaries, the Employee's salary will increase to eighty-five thousand Canadian dollars ($85,000 CDN) per year, paid in monthly instalments, less any applicable taxes or deductions at source. The compensation committee of the Board of Directors shall review the annual base salary of the Employee each year and as a result of such review shall increase the annual base salary, effective as of the commencement of each successive Employment Year, to such greater amount as the Board of Directors may deem reasonable in the light of the then business and financial affairs of Dermond and such other factors as in the then circumstances of Dermond may be appropriate.

6.      EXPENSES

        Dermond shall reimburse the Employee for all necessary and reasonable expenses incurred by him in the performance of his duties under this Agreement. The Employee shall, on being so required, provide Dermond with vouchers or other evidence of actual payment of the said expenses in a form satisfactory to Dermond.

7.      BENEFITS

7.1     Employee Plans

        During the Term of this Agreement, the Employee shall participate in all employee benefit and insurance plans or programs established by Dermond in its full discretion and from which he is not excluded from participating by reason of the terms and conditions in the respective plans or programs.

7.2     Vacation

        The Employee shall be entitled to four (4) weeks paid vacation in each Employment Year to be taken at such times as may be appropriate having regard to the requirements of Dermond's business. The Employee shall not be entitled to carry forward from one year to another untaken vacation time unless expressly agreed between Dermond and the Employee.

8.      RETURN OF DOCUMENTS AND PROPERTY

        Upon the termination of Employee's employment with Dermond, or at anytime upon the request of Dermond, Employee (or his heirs or personal representatives) shall deliver to Dermond (a) all documents and materials (including without limitation, computer files) containing trade secrets or other confidential information relating to the business and affairs of Dermond, and (b) all documents, materials and other property (including, without limitation, computer files) belonging to Dermond, which in either case are in the possession or under the control of Employee (or his heirs or personal representatives).

9.      DISCOVERIES AND WORKS

        All Discoveries and Works made or conceived by Employee during his employment by Dermond, jointly or with others, that relate to the present or anticipated activities of Dermond, or are used or usable by Dermond shall be owned by Dermond. Employee shall (a) promptly notify, make full disclosure to, and execute and deliver any documents requested by Dermond to evidence or better assure title to Discoveries and Works in Dermond, as so requested, (b) renounce any and all claims, including but not limited to claims of ownership and royalty, with respect to all Discoveries and Works and all other property owned or licensed by Dermond, (c) assist Dermond in obtaining or maintaining for itself at its own expense Canadian and foreign patents, copyrights, trade secret protection or other protection of any and all Discoveries and Works, and
        (d) promptly execute, whether during his employment with Dermond or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for Dermond and to protect the title of Dermond thereto, including but not limited to assignments of such patents and other rights. Any Discoveries and Works which, within six (6) months after the Termination Date, are made, disclosed, reduced to a tangible or written form or description, or are reduced to practice by Employee and which pertain to the business carried on or products or services being sold or developed by Dermond at the time of such termination shall, as between Employee and Dermond be presumed to have been made during Employee's employment by Dermond.

10.     DEATH

        The Employee's employment under this Agreement shall terminate upon his death. In the event of the termination of the Employee's employment as a result of his death, Dermond shall promptly pay to any one or more beneficiaries designated by the Employee pursuant to a notice to Dermond or, failing such designation, to the Employee's estate, the annual base salary provided for in this Agreement through the conclusion of the month in which such termination occurs.

11.     DISABILITY

        The Employee's employment under this Agreement may be terminated as a result of Disability at the option of Dermond by notice to the Employee, such termination to be effective upon the receipt by the Employee of such notice. In the event of the termination of the Employee's employment as a result of Disability, Dermond shall pay the Employee two
        (2) times his full annual base salary less any credit for sick pay or other benefits received by the Employee deriving from any private medical insurance or other similar arrangements entered into by Dermond.

12.     TERMINATION FOR CAUSE BY DERMOND

        The Employee's employment under this Agreement may be terminated by Dermond for Cause. In the event that the Employee's employment under this Agreement shall validly be terminated by Dermond for Cause pursuant to this Section 12, Dermond shall promptly pay accrued but unpaid salary and reimburse or pay any other accrued but unpaid amounts due under this Agreement as of the date of termination, and thereafter Dermond shall have no further obligations under this Agreement.

13.     TERMINATION WITHOUT CAUSE

        Dermond may terminate the Employee's employment at any time or any reason other than those specified in Sections 10, 11 and 12 hereof or for no reason whatsoever, by paying the Employee, in lieu of applicable notice, the amount equivalent to his salary for the remaining months of the Term, on a prorated basis, which is to be no less than a minimum of three (3) months of salary and no more than a maximum of twenty-four
        (24) months salary, in effect at the time of Employee's termination, to be paid within forty-five (45) days after the Termination Date.

14.     CONFLICT OF INTEREST

        During the Term of this Agreement, the Employee shall not, either directly or in conjunction with any person, firm, association, syndicate, company or corporation as principal, agent, shareholder, or in any other manner whatsoever, carry on or be engaged in, or advise, lend money to, guarantee the debts or obligations of, or permit his name or any part of it to be used or employed by any person, firm, association, syndicate, company or corporation engaged in any business in competition with the business then carried on by Dermond or a Subsidiary, provided that the holding of not more than two per cent (2%) of the issued shares of a public company listed on any recognized stock exchange in Canada or traded in the Canadian over-the-counter market, shall not be deemed a breach of this covenant.

15.     CONFIDENTIALITY

        During the Term of this Agreement and for a period of two (2) years thereafter, the Employee shall keep secret and retain in strictest confidence, and shall not use for his benefit or for the benefit or others, directly or indirectly, any and all confidential information relating to Dermond and its Subsidiaries of which the Employee shall obtain knowledge by reason of his employment under this Agreement, including, without limitation, trade and business secrets or any other non-public or proprietary information concerning the business, customer lists, financial plans or projections, pricing policies, marketing plans or strategies, business acquisition or divestiture plans, new personnel acquisition plans, technical processes, inventions and other research projects, and except in connection with the performance of his duties under this Agreement, he shall not disclose any such information to anyone outside Dermond and any of its Subsidiaries, except as required by law (provided prior written notice is given by the Employee to Dermond) or except with the prior written consent of Dermond, unless such information is known generally to the public or the trade through sources other than the unauthorized disclosure by the Employee.

16.     NON-COMPETITION AND NON-SOLICITATION

16.1 The Employee acknowledges and understands that (i) he is entering into this Agreement and specifically agreeing to the provisions of this Section16 contemporaneously with a transaction in which the Employee's shares in Dermond, and one of the material assets represented in the value of said share purchase, was the goodwill of Dermond, (ii) he has access to Dermond's clients, channels for developing clients and recruiting executives for employment, and other confidential information of Dermond, (iii) he has direct substantial responsibility to maintain Dermond's business relationship with clients of Dermond whose affairs he handles, (iv) the non-competition and non-solicitation provisions set forth in this Section16 constitute a material part of the consideration received by Dermond under this Agreement, (v) due to the specific nature and limited market for Dermond's activities, the definition of Territory as set forth in subsection 1.1p) hereof is reasonable and justified,
        (vi) it would be unfair to Dermond if the Employee were to appropriate for himself or for others the benefits of Dermond's many years of developing such business relationships, especially when the Employee enjoys a relationship with clients of Dermond as a result of his being introduced to the client's personnel as the representative of Dermond,
        (vii) it would be unfair to Dermond if the Employee were to appropriate for himself or for others the benefits of the business, personnel and other confidential information which Dermond has developed in the conduct of its business, and (viii) it is therefore fair that reasonable restrictions as set forth below should be placed on certain activities of the Employee after his employment with Dermond terminates.

16.2 The Employee shall not, without the prior written consent of Dermond, at any time during the Restriction Period, either individually or in partnership or jointly or in connection with each other or any Person, as principal, agent, consultant, lender, contractor, employer, employee, investor or shareholder, or in any other manner, directly or indirectly, anywhere within the Territory:

        (a) advise, manage, carry on, establish, acquire control of, work for, perform, render, or engage in, any business or service or activity that is similar to or competitive with the Business or any portion of the Business; or

        (b) invest in or lend money to, or guarantee the debts or obligations of, any business or service or activity, or any Person engaged in any business or service or activity, that is similar to or competitive with the Business or any portion of the Business; or

        (c) permit the Employee's name or any part thereof to be used or employed by any Person that operates, is engaged in or has an interest in any business or service or activity that is similar to or competitive with the Business or any portion of the Business. Without limiting the effect of the foregoing, competing with or competitive with the Business, includes without limitation, directly or indirectly, engaging in or permitting the solicitation or sale of any products or services of the type included within the meaning of term Business as of the termination of the Employee's employment with Dermond.

16.3 The Employee shall not during the Restriction Period, without the written consent of Dermond, directly or indirectly (as owner, principal, agent, partner, officer, employee, independent contractor, consultant, stockholder, or otherwise), (i) solicit any Client (as this term is defined below) for a purpose or objective of providing to such Client, or obtaining an engagement from such Client to provide, any services, businesses or activities included within the term or (ii) solicit for employment or otherwise induce any employee employed by Dermond or any of its Affiliates at the date of termination of the Employee's employment with Dermond to leave such employ or offer to employ or employ such employee. The term "Client" shall mean one or more of the following:

        (a) any current or former client or customer of Dermond or its Affiliates;

        (b) any current client or current customer of Dermond or its Affiliates if at any time since the Commencement Date the Employee had contact with such client or customer, or personally solicited such client or customer, or rendered services to such client or customer, or otherwise developed any relationship with such client or customer, or

        (c) any former client or former customer of Dermond or its Affiliates who was, during the thirty-six (36) months preceding the Termination Date, a client or customer of Dermond or its Affiliates, if at any time since the Commencement Date the Employee had contact with such client or customer, or solicited such client or customer, or rendered services to such client or customer, or otherwise developed any relationship with such client or customer.

16.4 Upon the termination of the Employee's employment for whatever reason, the Employee shall deliver to Dermond all documents, papers, records, accounts of all and any description relating to the affairs of Dermond within his possession or under his control, it being the intention of the Employee and Dermond that all such notes or memoranda made by the Employee during the course of his employment under this Agreement shall be the property of Dermond and shall be left at its registered office or principal place of business upon the termination of the Employee's employment.

17.     WITHHOLDING

        Dermond shall be entitled to withhold from any and all amounts payable to the Employee under this Agreement such amounts as from time to time be required to be withheld pursuant to applicable tax laws and regulations.

18.     GENERAL PROVISIONS

18.1    Further Assurances

        Each of the parties upon the request of any other party, whether before or after the date hereof, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

18.2    Successors in Interest

        This Agreement and the provisions hereof shall enure to the benefit of and be binding upon the Parties and their respective successors and assigns.

18.3    Notices

        Any notice, direction or other instrument required or permitted to be given hereunder shall be in writing and given by delivery or sent by (i) registered or certified mail, (ii) reputable overnight courier, (iii) personal delivery, (iv) telecopier or similar telecommunication device and addressed:

        (a)     in the case of Dermond at:

                Experts Conseils Dermond Inc.
                c/o McKenzie Bay International, Ltd.
                3362 Moraine Drive
                Brighton, Michigan
                U.S.A.  48114

                Attention: Mr. Gary L. Westerholm

                Telecopier: (810) 220-4823

        (b)     in the case of the Employee at:

                Jacquelin Dery
                663 McEachran Street,
                Outremont, Quebec
                H2V 3C6

                Telecopier: (514) 274-4858

                Any notice, direction or other instrument given as aforesaid shall be deemed to have been effectively given and received, if sent by mail on the fourth (4th) business day following such mailing, if sent by telecopier or similar telecommunications device on the next business day following such transmission or, if delivered, to have been given and received on the date of such delivery. Any party may change its address for service by written notice given as aforesaid.

18.4    Amendments

        This agreement may not be amended except by written instrument duly executed by or on behalf of all parties hereto.

18.5    Language

        The Parties hereby acknowledge that they have requested that this Agreement and all related documents be drawn up in the English language. Les parties aux presentes reconnaissent qu'elles ont exige que la presente convention et tous les documents qui s'y rattachent soient rediges en anglais.

18.6    Governing Laws

        This Agreement shall be governed by and construed in accordance with the Laws of the Province of Quebec and the Laws of Canada applicable therein. The Parties agree to submit to the jurisdiction of the Courts of Quebec, District of Montreal.

18.7    Gender

        Any reference in this Agreement to any gender shall include all genders and words used herein importing the singular number only shall include the plural and vice versa.

18.8    Headings

        The division of this Agreement into articles, sections, subsections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation hereof.

18.9    Severability

        Any article, section, subsection or other subdivision of this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed herefrom and shall be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof, which provisions shall be severed from any illegal, invalid or unenforceable article, section, subsection or other subdivision of this Agreement or any other provision of this Agreement.

18.10   Waiver

        No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in a written document duly executed by the party to be bound thereby.

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                EXPERTS CONSEILS DERMOND INC.

        per: /s/ Gary L. Westerholm, Director

       Witness     /s/    JACQUELIN DERY